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Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-48030, 33-48348, 33-65742, 33-93224,
33-12325, 333-27011, 333-56179 and 333-79549) and Forms S-3 (File Nos.
333-37794 and 333-49844) of Vertex Pharmaceuticals Incorporated of our report dated February 22, 2001, relating to the consoldiated financial statements included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

    Boston, Massachusetts
    March 23, 2001